Exhibit 15.2

March 16, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by STMicroelectronics N.V. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F, as part of the Form 20-F of STMicroelectronics N.V. dated March 16, 2016. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

PricewaterhouseCoopers SA

/s/ Mike Foley	/s/ Claudia Benz
Mike Foley	Claudia Benz

Geneva, Switzerland

March 16, 2016